Exhibit 99.2

SPECIAL MEETING OF UNITHOLDERS OF

ENERGY TRANSFER PARTNERS, L.P.

, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Special Meeting of Common Unitholders and the Proxy Statement for the Special Meeting are available at http://www.astproxyportal.com/ast/08278/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030000030000000000 8

COMPANY NUMBER

ACCOUNT NUMBER

THE BOARD OF ENERGY TRANSFER PARTNERS, L.L.C., THE GENERAL PARTNER OF OUR GENERAL PARTNER, UNANIMOUSLY RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

FOR AGAINST ABSTAIN

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of November 20, 2016, as amended by Amendment No. 1 thereto, dated as of December 16, 2016, by and among Sunoco Logistics Partners L.P. (“SXL”), Sunoco Partners LLC, the general partner of SXL, SXL Acquisition Sub LLC, a wholly owned subsidiary of SXL, SXL Acquisition Sub LP, a wholly owned subsidiary of SXL (“SXL Merger Sub LP”), Energy Transfer Partners, L.P. (“ETP”), Energy Transfer Partners GP, L.P., the general partner of ETP, and, solely for purposes of certain provisions therein, Energy Transfer Equity, L.P., and the transactions contemplated thereby, including the merger of SXL Merger Sub LP with and into ETP.

2. To consider and vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the Agreement and Plan of Merger, as amended, and the transactions contemplated thereby at the time of the special meeting.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Unitholder Date: Signature of Unitholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ENERGY TRANSFER PARTNERS, L.P.

For the Special Meeting of Unitholders To Be Held On , 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENERGY TRANSFER PARTNERS, L.L.C.

The undersigned, whose signature appears on the reverse, hereby appoints Thomas P. Mason and Sonia Aube or each of them, proxies with full power of substitution for and in the name of the undersigned to vote all the common units of Energy Transfer Partners, L.P. which the undersigned would be entitled to vote if personally present at the special meeting to be held on

, 2017 at

:00 a.m. Dallas, Texas time, and at any and all adjournments or postponements thereof, on all matters that may properly come before the special meeting.

Your common units will be voted as directed on this proxy. If this card is signed and no direction is given for any item, it will be voted in accordance with the Board of Directors’ recommendations.

YOUR VOTE IS IMPORTANT. BY SUBMITTING YOUR PROXY PROMPTLY, YOU CAN AVOID THE INCONVENIENCE OF RECEIVING FOLLOW-UP MAILINGS AND HELP ENERGY TRANSFER PARTNERS, L.P. AVOID ADDITIONAL EXPENSES.

(Continued and to be signed on the reverse side.)

COMMENTS:

1.1

14475